: CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN REDACTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement dated as of the 1st day of February, 2022 (“Agreement”) is made by and among Nationwide Financial Services, Inc. (“NFS”), on behalf of its subsidiaries listed on Exhibit A (collectively, “Nationwide” unless otherwise indicated) and the current and any future Nationwide separate accounts as applicable (“Variable Accounts”), The Prudential Series Fund, an open-end management investment company organized under the laws of Maryland (“Trust”), PGIM Investments LLC (the “Adviser”), a New Jersey company, and Prudential Investment Management Services LLC (the “Company”) which serves as distributor to the mutual funds listed on Exhibit B (each a “Fund” and collectively, the “Funds”).

WHEREAS, the Trust is an open-end management investment company and was established for the purpose of serving as the investment vehicle for separate accounts established for variable life insurance contracts and variable annuity contracts to be offered by insurance companies, which have entered into participation agreements substantially similar to this Agreement (“Participating Insurance Companies”); and

WHEREAS, beneficial interests in the Trust are divided into several series of shares, each designated a “Portfolio” and representing the interest in a particular managed portfolio of securities and other assets (mutual funds), and such series are further divided into classes of shares (“classes”); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Company is the distributor to the Trust, and is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended and is a member of good standing of the Financial Industry Regulatory Authority, and is a principal underwriter of the Trust; and

WHEREAS, the life insurance companies listed on Exhibit A (collectively, “Nationwide Insurers”), as depositors, have established (or will establish) the Variable Accounts to serve as investment vehicles in order to fund variable annuity contracts and variable life insurance policies offered by Nationwide (“Contracts”); and

WHEREAS, Nationwide, the Company, and the Trust wish to enter into an agreement providing for the purchase by the Variable Accounts of shares of the Funds to provide investment options for the Contracts; and

WHEREAS, Nationwide’s broker-dealers listed on Exhibit A (collectively, “Nationwide Broker-Dealers”), in consideration of payments received, provide distribution and shareholder services, with administrative assistance from Nationwide Insurers, for and on behalf of the Funds in connection with the marketing of the Funds as investment options under the Contracts; and

WHEREAS, this Agreement is intended to be entered into in connection with a separate Fund Administrative Services Agreement between Nationwide, the Trust, the Adviser and the Company, dated as of February 1, 2022 (“Administrative Services Agreement”), that provides for the provision of certain order-processing, recordkeeping, sub-accounting, reporting, and related administrative services by Nationwide with respect to the Funds.

NOW, THEREFORE, in consideration of their mutual promises, Nationwide, the Adviser, the Company, and the Trust agree as follows:

1.	Definitions

(a)	“1933 Act” means the Securities Act of 1933, as amended.

(b)	“1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)	“1940 Act” means the Investment Company Act of 1940, as amended.

(d)

“12b-1 Fee” means fees payable from a Fund’s assets pursuant to a plan adopted by the Board of Trustees of the Trust pursuant to Rule 12b-1 under the 1940 Act for Distribution Services, as defined below, provided by Nationwide.

(e)	“Code” means the Internal Revenue Code of 1986, as amended.

(f)	“Contract Owner” means an owner or holder of a Contract.

(g)	“Distribution Services” means marketing and other services designed to promote the sale of Contracts that feature Funds as underlying investment options, as further described in Exhibit C.

(h)	“FINRA” means the Financial Industry Regulatory Authority, Inc.

(i)	“SEC” means the U.S. Securities and Exchange Commission.

(j)	“Shares” means the shares, including the particular class of shares, of the Funds set forth in Exhibit B.

(k)	“USA Patriot Act” means the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.

2.	Distribution and Availability of Fund Shares in Connection with the Contracts

(a)

Nationwide Broker-Dealers will perform Distribution Services in connection with certain classes of the Shares as set forth in this Section 2 and in Exhibit C. The Company agrees to pay compensation to Nationwide Broker-Dealers for such Distribution Services based on the value of Shares of such classes held by the Variable Accounts in accordance with Section 10 of this Agreement.

(b)

Shares may be purchased or redeemed by each Variable Account on behalf of Contract Owners on a daily basis at the net asset value next computed after receipt and acceptance by the Company or its designee of the order for purchase or redemption. In purchasing and redeeming Shares for the Variable Accounts, Nationwide will comply with the terms and conditions of this Agreement, and the terms and conditions of the Administrative Services Agreement.

(c)

The Company and the Trust agree to make Shares of the Funds available for as long as they are offered for purchase at the applicable net asset value per share by Participating Insurance Companies and their separate accounts on those days on which the Trust calculates the net asset value of each Fund pursuant to rules of the SEC; provided, however, that the Company and/or the Trust may refuse to sell Shares of any Fund to any person, or suspend or terminate the offering of Shares of any Fund if such action is required by law or by regulatory authorities having jurisdiction or is, in the Company’s or the Trust’s sole discretion, acting in good faith and in light of its duties under federal and any applicable state laws, necessary and in the best interests of the shareholders of such Fund.

(d)	The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive and that the Fund’s shares may be sold to other Participating Insurance Companies.

(e)

The Company and the Trust agree that Shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans or such other persons as are permitted under applicable provisions of the Code and regulations promulgated thereunder, the sale to which will not impair the tax treatment currently afforded the Contracts. No Shares of any Fund will be sold directly to the general public.

(f)

Nationwide has policies and procedures in effect to detect and deter short term or excessive trading into and out of a Fund (“Market Timing”). Nationwide’s Market Timing policies and procedures include, but are not limited to: monitoring Contract Owner trading activity, imposing trade restrictions, and enforcing redemption fees imposed by the Funds (if applicable). The Company and the Trust acknowledge that Nationwide shall apply its own trade monitoring and restriction policies and procedures to trading of Fund Shares hereunder which may differ from the criteria set forth in the Trust’s prospectuses and SAIs.

3.	Representations and Warranties of Nationwide

Nationwide represents and warrants that:

(a)

NFS is a holding company duly organized and in good standing under applicable state law, and that its life insurance companies have been duly organized and are in good standing under applicable state law;

(b)	Nationwide Insurers have legally and validly established each Variable Account as an insurance company separate account under applicable state law;

(c)

each Variable Account is or will be registered as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, or is exempt from registration pursuant to Sections 3(c)(1) or 3(c)(7) thereof, and it will maintain such registration for so long as any Contracts are outstanding;

(d)

the Contracts are or will be registered under the 1933 Act or are exempt from registration thereunder, and the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws;

(e)

Nationwide Insurers will amend each registration statement under the 1933 Act for the Contracts and each registration statement under the 1940 Act for the Variable Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law;

(f)	Nationwide Insurers will register and qualify the Contracts for sale in accordance with the securities laws of the various states only if, and to the extent, deemed necessary by Nationwide;

(g)

subject to the Trust’s representation in Section 4(f) below, the Contracts are currently and at the time of issuance will be treated as annuity contracts and/or life insurance policies (as applicable) under applicable provisions of the Code, and that it will maintain such treatment and that it will notify the Company and the Trust immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future;

(h)

Nationwide Broker-Dealers are broker-dealers as defined in Section 3(a)(4) or 3(a)(5) of the 1934 Act that are registered with the SEC pursuant to Section 15 of the 1934 Act; and are members of FINRA; and during the term of this Agreement, will abide by all of the rules and regulations of FINRA; and

(i)	its activities hereunder comply in all material respects with all provisions of federal and state securities and insurance law applicable to such activities.

The foregoing representations and warranties will be true and correct at all times during the term of this Agreement.

4. Representations and Warranties of the Trust

The Trust represents and warrants that:

(a)	the Trust is lawfully organized and validly existing under the laws of the State of Delaware and it does and will comply in all material respects with applicable provisions of the 1940 Act;

(b)

Shares sold pursuant to this Agreement will be registered under the 1933 Act and duly authorized for issuance in accordance with applicable law, and the Trust is and will remain registered as an open-end, management investment company under the 1940 Act for as long as such Shares are sold and remain outstanding;

(c)	it will amend the registration statement for the Trust’s Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares;

(d)	it will register and qualify the Trust’s Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust;

(e)

each Fund is currently qualified as a regulated investment company under Subchapter M of the Code and will make every effort to maintain such qualification. Each Fund shall promptly notify Nationwide upon having a reasonable basis for believing that it has ceased to so qualify, or that it may not qualify as such in the future;

(f)

each Fund currently complies with the diversification requirements of Section 817(h) of the Code and Section 1.817-5(b) of the Federal Tax Regulations, if required, and each Fund will make every effort to maintain compliance with such diversification requirements, unless such Fund is otherwise exempt from Section 817(h) and/or except as otherwise disclosed in such Fund’s prospectus. In the event that a Fund ceases to comply with Section 817(h), the Trust shall promptly notify Nationwide and it shall make every effort to remedy such failure to comply within the time frame set forth by Section 817(h); and

(g)

the Funds have policies and procedures designed to deter Market Timing, as are disclosed in each Fund’s prospectus, and such policies will be uniformly and consistently applied to all Contract Owners unless otherwise disclosed in such Fund’s prospectus.

The foregoing representations and warranties will be true and correct at all times during the term of this Agreement.

5.	Representations and Warranties of the Adviser

The Adviser represents and warrants that:

(a)

as the adviser of the Funds, it is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and will remain duly registered under all applicable federal and state securities laws and that it will perform its obligations for each Fund in accordance with any applicable state and federal securities laws; and

(b)	its activities hereunder comply in all material respects with all provisions of federal and state securities law applicable to such activities.

6.	Representations and Warranties of the Company

The Company represents and warrants that:

(a)

[it (i) is a broker-dealer as defined in Section 3(a)(4) or 3(a)(5) of the 1934 Act; (ii) is registered with the SEC pursuant to Section 15 of the 1934 Act and is a member of FINRA; (iii) serves as principal underwriter/distributor for the Trust; and (iv) during the term of this Agreement, will abide by any applicable state and federal securities laws and all of the rules and regulations of FINRA;

(b)	its activities hereunder comply in all material respects with all provisions of federal and state securities law applicable to such activities.

The foregoing representations and warranties will be true and correct at all times during the term of this Agreement.

7.	Prospectuses and Other Sales Materials

(a)

The Company will provide Nationwide with as many copies of the current Fund prospectuses (and any supplements thereto) and/or shareholder reports for distribution to prospective Contract Owners in reasonable quantities except as otherwise mutually agreed by the parties hereto. Nationwide shall be responsible for distributing Fund prospectuses and other Fund-issued documents as applicable, as described in Exhibit C, to Contract Owners. If requested by Nationwide, in lieu thereof, the Company will provide such documents, including final copies of current prospectuses set in type or camera-ready or electronic format, and other assistance as is reasonably necessary in order for Nationwide to deliver to Contract Owners. The Company will, upon request, provide Nationwide with a copy of each Fund’s prospectus through electronic means to facilitate Nationwide’s efforts to provide Fund prospectuses via electronic delivery.

(b)	The Trust will cause each Fund’s prospectus to state that the SAI for such Fund is available and will disclose how Contract Owners can obtain the SAI.

(c)

Nationwide shall not give any information or make any representations or statements on behalf of the Trust or the Company or concerning the Trust or the Company other than information or representations contained in and accurately derived from the Trust’s registration statement or prospectuses (as such registration statement and prospectuses may be amended or supplemented from time to time), reports of the Trust which are in the public domain or approved by the Trust or the Company for distribution to Contract Owners, or in sales literature or other promotional material provided or approved by the Trust or the Company, except with the written permission of the Trust or the Company.

8.	Mixed & Shared Funding

(a)

The Trust represents that the Trust and its investment adviser have received an order from the SEC granting Participating Insurance Companies and variable annuity separate accounts and variable life insurance separate accounts relief from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit Shares of the Trust to be sold to and held by variable annuity separate accounts and variable life insurance separate accounts of both affiliated and unaffiliated Participating Insurance Companies (the “Mixed and Shared Funding Order”). If and to the extent that the Trust engages in mixed and shared funding as contemplated by the Mixed and Shared Funding Order, this Section 8 shall apply.

(b)

As set forth in the Mixed and Shared Funding Order, Nationwide agrees to report any potential or existing conflicts promptly to the Trust’s Board of Trustees, and in particular whenever voting instructions of contract owners are disregarded and recognizes that it will be responsible for assisting the Board of Trustees in carrying out its responsibilities under the Mixed and Shared Funding Order. Nationwide agrees to carry out such responsibilities with a view to the interests of existing contract owners. No less frequently than annually, the Advisers and the Company shall submit to the Board such reports, materials, or data as the Board may reasonably request so that the Board may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

(c)

Pursuant to the Mixed and Shared Funding Exemptive Order, the Fund notifies the Company that separate account prospectus disclosure regarding potential risks of mixed and shared funding may be appropriate. Each Portfolio will disclose in its prospectus that: (a) shares of the Portfolio may be offered to insurance company separate accounts of both annuity and life insurance variable contracts; (b) due to differences of tax treatment and other considerations, the interests of various contract owners participating in the Portfolios may conflict; and (c) the Board will monitor the Portfolios for any material conflicts of interest and determine what action, if any, should be taken.

(d)

If a majority of the Board of Trustees, or a majority of disinterested board members (“Disinterested Board Members”), determines that a material irreconcilable conflict exists with regard to contract owner investments in the Fund, the Board of Trustees shall give prompt notice to all Participating Insurance Companies. If the Board of Trustees determines that Nationwide is responsible for causing or creating said conflict, Nationwide shall at its sole cost and expense, and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take such action as is necessary to remedy or eliminate the irreconcilable material conflict. Such necessary action may include, but shall not be limited to:

(i)

Withdrawing the assets allocable to the Variable Account from the Fund and reinvesting such assets in a different investment medium, or submitting the question of whether such segregation should be implemented to a vote of all affected Contract Owners; and/or

(ii)	Establishing a new separate account.

(e)

If a material irreconcilable conflict arises as a result of a decision by Nationwide to disregard Contract Owner voting instructions and said decision represents a minority position or would preclude a majority vote by all contract owners having an interest in the Fund, Nationwide may be required, at the Board of Trustee’s election, to withdraw the Variable Accounts’ investment in the Fund.

(f)

For the purpose of this section, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to bear the expense of establishing a new funding medium for any Contract. Nationwide shall not be required by this section to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contract Owners materially adversely affected by the irreconcilable material conflict.

9.	Expenses

The parties acknowledge and agree that:

(a)

Nationwide is responsible for the expenses of the cost of registration of the Contracts, unless otherwise exempt, and the costs of having the Contracts approved by state insurance authorities in the applicable jurisdictions.

(b)

The Company and/or the Funds are responsible for the expenses of the cost of registration of the Funds’ Shares, and preparation of the Funds’ prospectuses, SAIs, reports and the preparation of other related statements and notices required by law for distribution in reasonable quantities to prospective Contract Owners except as otherwise mutually agreed upon by the parties to this Agreement.

(c)

Except as otherwise provided herein or under related agreements, all expenses incident to the performance by Nationwide under this Agreement shall be paid by Nationwide. Likewise, all expenses incident to the performance by the Company or the Funds under this Agreement shall be paid by the Company and/or the Funds.

10. Compensation

(a)

In consideration for the Distribution Services provided by Nationwide pursuant to this Agreement, the Company agrees to pay Nationwide Broker-Dealers, for each Fund and class of Shares identified on Exhibit B, the respective 12b-1 Fee at the rate listed therein for each class, calculated as an annualized percentage of the average daily net asset value of Shares of such class owned by Variable Accounts for the period in which such fees were earned.

(b)

The parties acknowledge and agree that a Rule 12b-1 plan may be terminated at any time, without the payment of any penalty, by the vote of a majority of the members of the Board of Trustees of the Trust who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Rule 12b-1 plan or in any related agreements to the Rule 12b-1 plan, or by a majority of the outstanding voting securities of the applicable Fund or Funds and/or applicable class or classes of such Fund or Funds, upon delivery of written notice thereof to the parties to this Agreement, and that no fees under such Rule 12b-1 plan shall thereafter be payable.

(c)

12b-1 Fees will be paid to Nationwide Broker-Dealers, or its designee, on a monthly basis by electronic funds transfer as soon as practicable, but no later than 30 days after the end of the period in which they were earned. The 12b-1 Fee payment will be accompanied or preceded by a statement showing the calculation of the amounts being paid by the Company for the relevant period and such other supporting data as may be reasonably requested by Nationwide.

(d)

Subject to subsection (c) of this Section 10, the Company agrees that 12b-1 Fees will be paid to Nationwide Broker-Dealers or its designee according to this Agreement with respect to each applicable class of a Fund as long as Shares of such Fund are held by Variable Accounts. The Company acknowledges that the fees that Nationwide charges to Contract Owners in connection with issuing, maintaining, or servicing the Contracts may be less than they otherwise would be due to the 12b-1 Fees that the Company agrees to pay Nationwide Broker-Dealers hereunder. This provision will survive the termination of this Agreement.

(e)	Each party may disclose that it has entered into this Agreement. Further, each of the parties may disclose the annual fees payable to Nationwide Broker-Dealers under this Agreement.

11.	Fund Substitution

If a party desires to remove a Fund from a Contract (other than the exercise by the Trust of its rights under Section 2(c) hereof), the party that initiates the removal will pay reasonable expenses incurred by the other party as a result of removing such Fund as an available investment option. The parties agree to provide reasonable advance notice of their election to remove a Fund. The Company and the Trust acknowledge that Nationwide may need to seek the approval of the SEC under Section 26(c) of the 1940 Act for any fund substitution.

12.	Privacy and Data Security

(a)

The parties will keep confidential any information regarding the Trust, Nationwide, the Variable Accounts and Contract Owners received in connection with providing services and meeting their respective obligations hereunder, except: (a) as necessary to provide the services or otherwise meet their respective obligations under this Agreement; (b) as necessary to comply with applicable law; and (c) information regarding the Trust or Variable Accounts which is otherwise publicly available. The parties will maintain internal safekeeping procedures to safeguard and protect the confidentiality of the data transmitted to another party or its designees or agents in accordance with Section 248.11 of Regulation S-P (17 CFR 248.1–248.30) (“Reg S-P”), and any other applicable federal or state privacy laws and regulations, including without limitation 201 CFR 17.00 et seq. and applicable security breach notification regulations (collectively “Privacy Laws”). Each party shall use such data solely to effect the services contemplated herein, and none of the parties will directly, or indirectly through an affiliate, disclose any non-public personal information protected under Privacy Laws (“Non-public Personal Information”) received from another party to any person that is not an affiliate, designee, service provider, or agent of the receiving party and provided that any such information disclosed to an affiliate, designee, service provider, or agent will be under the same or substantially similar contractual limitations on use and non-disclosure and will comply with all legal requirements. The Parties will not use information, including Non-public Personal

Information, directly or indirectly provided to it by a party or its designees or agents pursuant to this Agreement for the purpose of marketing to Contract Owners or any other similar purpose, except as may be agreed by the parties hereto. Except for confidential information consisting of Non-public Personal Information, which will be governed in all respects in accordance with the immediately preceding sentence, confidential information does not include information which (i) was publicly known and/or was in the possession of the party receiving confidential information (“Receiving Party”) from other sources prior to the Receiving Party’s receipt of confidential information from the party disclosing confidential information (“Disclosing Party”), or (ii) is or becomes publicly available other than as a result of a disclosure by the Receiving Party or its representatives, or (iii) is or becomes available to the Receiving Party on a non-confidential basis from a source (other than the Disclosing Party) which, to the best of the Receiving Party’s knowledge is not prohibited from disclosing such information to the Receiving Party by a legal, contractual or fiduciary obligation to the Disclosing Party, or (iv) describes the annual fees payable to Nationwide Broker-Dealers under this Agreement.

(b)

Each party will maintain and enforce safety and physical security procedures with respect to its access and maintenance of Non-public Personal Information that (a) are at least equal to industry standards for such types of locations, (b) are in accordance with reasonable policies in these regards, and (c) provide reasonably appropriate technical and organizational safeguards against accidental or unlawful destruction, loss, alteration, or unauthorized disclosure or access of Non-public Personal Information under this Agreement. Without limiting the generality of the foregoing, each party will take all reasonable measures to secure and defend its location and equipment against cyber-attacks, “hackers” and others, both internal and external, who may seek, without authorization, to modify or access its systems or the information found therein. Each party will periodically test its systems for potential areas where security could be breached. Each party will report to the other party promptly any breaches of security or unauthorized access to its systems that it detects or becomes aware of that would require notification to consumers and/or regulators, as may be required by applicable federal and/or state laws. Each party will use reasonable and diligent efforts to remedy such breach of security or unauthorized access in a timely manner. Each party maintains the right to reasonably audit its data in the other party’s systems environment no more than annually, upon 60 days prior written notice, and at the auditing party’s sole expense and cost.

(c)

All Non-public Personal Information must be stored in a physically and logically secure environment that reasonably attempts to protect it from unauthorized access, modification, theft, misuse, and destruction.

13.	Anti-Money Laundering

(a)

Nationwide agrees that the companies listed on Exhibit A will comply with all applicable anti-money laundering laws, rules and regulations, including but not limited to, the Bank Secrecy Act (“BSA”), its implementing regulations, and the USA Patriot Act, which amends certain sections of the BSA and sets forth certain other anti-money laundering requirements.

(b)

The Company agrees that it will comply with all applicable anti-money laundering laws, rules and regulations, including but not limited to, the BSA, its implementing regulations, and the USA Patriot Act, which amends certain sections of the BSA and sets forth certain other anti-money laundering requirements.

14.	Maintenance of Records

Each party will maintain and preserve all records as required by law to be maintained and preserved in connection with the provision of services contemplated hereunder. During the term of this Agreement, upon any reasonable request from the Company, the Trust or their respective representatives, Nationwide shall (i) provide to the Company, the Trust and/or their respective representatives reasonable access during normal business hours to review and audit the books and records (including any such materials developed on or after the date of this Agreement by a party hereto or its affiliates) under the control of Nationwide pertaining to the services to be provided under this Agreement; provided that such access shall permit the Company, the Trust or their respective representatives to make copies of such records, in each case at no cost to Nationwide. Nothing herein shall require Nationwide to disclose any information to the Company, the Trust or their respective representatives (i) in contravention of the terms of a non-disclosure agreement with a third party, (ii) that may constitute privileged attorney-client communications or attorney work product and the transfer of which, or the provision of access to which, as reasonably determined by Nationwide’s counsel, constitutes a waiver of any such privilege, or (iii) if the provision of access to such document (or portion thereof) or information, as determined by Nationwide’s counsel, would reasonably be expected to conflict with applicable law.

15.	Indemnification

(a)

Nationwide agrees to indemnify and hold harmless the Company, the Trust, and each of its respective officers, trustees, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls the Company and/or the Trust within the meaning of the 1940 Act (collectively, the “Fund Indemnified Parties” for purposes of this section) against any losses, claims, expenses, damages, liabilities (including amounts paid in settlement thereof), and/or litigation expenses (including reasonable legal and other expenses) (collectively the “Losses”), to which the Fund Indemnified Parties may become subject to the extent such Losses result from (i) Nationwide’s bad faith, negligence, or willful misconduct in performing its obligations under this Agreement; (ii) any material breach by Nationwide of any provision of this Agreement or of any law, rule, or regulation applicable to its obligations under this Agreement; or (iii) any breach by Nationwide of a representation or warranty made in this Agreement. Nationwide shall not be liable for indemnification hereunder to the extent such Losses are attributable to the bad faith, negligence, or willful misconduct of the Company or the Trust in performing their obligations under this Agreement. Nationwide further agrees to indemnify and hold harmless the Fund Indemnified Parties against any Losses that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in any Contract registration statement or prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any omission to state therein a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except to the extent that such statement or omission is based on information furnished to Nationwide by or on behalf of the Company or the Trust.

(b)

The Company agrees to indemnify and hold harmless Nationwide and its officers, directors, employees, agents, affiliated persons, subsidiaries and each person, if any, who controls Nationwide within the meaning of the 1940 Act (collectively, the “Nationwide Indemnified Parties” for purposes of this section) against any Losses to which the Nationwide Indemnified Parties may become subject to the extent such Losses result from (i) the Company’s or the Trust’s bad faith, negligence, or willful misconduct in performing its obligations under this Agreement; (ii) any material breach by the Company or the Trust of any provision of this Agreement or of any law, rule, or regulation applicable to its obligations under this Agreement; or (iii) any breach by the Company or the Trust of a representation or warranty made in this Agreement. The Company shall not be liable for indemnification hereunder to the extent such Losses are attributable to the bad faith, negligence, or willful misconduct of Nationwide in performing its obligations under this Agreement. The Company further agrees, on behalf of itself and the Trust, to indemnify and hold harmless the Nationwide Indemnified Parties against any Losses that arise out of or are based upon any untrue or alleged untrue statement or misrepresentation of any material fact contained in any Fund registration statement or prospectus, or any omission to state therein a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, except to the extent that such statement or omission is based on information furnished to the Company or the Trust by or on behalf of Nationwide.

(c)	Notwithstanding the foregoing, in no event shall either party be liable to the other for special, indirect, or consequential damages, or lost profits, or loss of business.

(d)

Promptly after receipt by an indemnitee under this section of notice of the commencement of a claim or action that may be covered hereunder, the indemnitee will notify the indemnitor in writing of the commencement thereof. The omission to so notify the indemnitor will not relieve it from any liability that it may have to any indemnitee under this section except that the failure of the indemnitee so to notify the indemnitor will relieve the indemnitor of its indemnity obligation with respect to that action to the extent that such omission results in the forfeiture of the indemnitor’s substantive rights or defenses. If any such action is brought against any indemnitee and it notifies the indemnitor of the commencement thereof as specified above, the indemnitor will be entitled to assume the defense thereof with counsel reasonably satisfactory to the indemnitee, and the defendant or defendants in such action entitled to indemnification hereunder will have the right to participate in the defense or preparation of the defense of any such action. In the event the indemnitor does elect to assume the defense of any such action, and to retain counsel as provided above, the indemnitees in such action will bear the fees and expenses of any additional counsel retained by any of them; but in case the indemnitor does not elect to assume the defense of any such action, the indemnitor will reimburse the indemnitee(s) named as defendant(s) in such action for: (i) the fees and expenses of counsel agreed upon by indemnitor and indemnitee; or (ii) for all reasonable fees and expenses of counsel retained by the indemnitee(s) in the event that the indemnitor is found liable under the terms of this Agreement or applicable law for the defense of such indemnitee(s). If the indemnitor assumes the defense of any such action, the indemnitor will not, without the prior written consent of the indemnitee(s), settle or compromise the liability of the indemnitee(s) in such action, or permit a default or consent to the entry of any judgment in respect thereof, unless in connection with such settlement, compromise, or default or consent, each indemnitee receives from the claimant a release from all liability in respect of such claim. The party seeking indemnification will not confess any claim or make any compromise in any case in which the other party may be required to indemnify except with the other party’s prior written consent.

(e)	The provisions of this Section 15 shall survive the termination of this Agreement.

16.	Applicable Law

(a)	This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Delaware.

(b)

This Agreement will be subject to the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules, and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Order) and the terms hereof will be interpreted and construed in accordance therewith.

17.	Termination

(a)	This Agreement may be terminated by any party for any reason upon sixty (60) days’ advance written notice delivered to the other parties.

(b)

This Agreement may be terminated at the option of any party upon institution of formal proceedings against another party by FINRA, the SEC, the insurance commission of any state, or any other regulatory body regarding such other party’s duties under this Agreement or related to the sale of the Contracts, the operation of a Variable Account, the administration of the Contracts, or the purchase of the Trust’s shares, or an expected or anticipated ruling, judgment or outcome which would, in the terminating party’s reasonable judgment, materially impair the other party’s ability to meet and perform its obligations and duties hereunder.

(c)

This Agreement may be terminated at the option of the Company or the Trust if the Internal Revenue Service determines that the Contracts cease to qualify as annuity contracts or life insurance policies, as applicable, under the Code, or if the Company or the Trust reasonably believes that the Contracts may fail to so qualify.

(d)

This Agreement may be terminated by either the Company or the Trust if it determines, in its sole judgment exercised in good faith, that either (1) Nationwide shall have suffered a material adverse change in its business or financial condition, or (2) Nationwide shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of either the Trust or the Company, or (3) Nationwide breaches any obligation or representation under this Agreement in a material respect and such breach shall continue un-remedied for thirty (30) days after receipt by Nationwide of notice in writing from the Company or the Trust of such breach.

(e)

This Agreement may be terminated at the option of Nationwide if (i) the Internal Revenue Service determines that any Fund fails to qualify as a “Regulated Investment Company” under the Code or fails to comply with the diversification requirements of Section 817(h) of the Code, or (ii) Nationwide shall determine, in its sole judgment exercised in good faith, that either (1) the Trust or the Company shall have suffered a material adverse change in its business or financial condition, or (2) the Trust or the Company shall have been the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of Nationwide, or (3) The Company or the Trust breaches any obligation or representation under this Agreement in a material respect and such breach shall continue un-remedied for thirty (30) days after receipt of notice in writing to the Company or the Trust, as applicable, from Nationwide of such breach.

(f)

Notwithstanding any termination of this Agreement pursuant to any of the provisions of this Section 17, the Company and the Trust will, upon the mutual agreement of the parties hereto, continue to make available additional Shares of the Trust pursuant to the terms and conditions of this Agreement for all existing Contracts in effect on the date a termination notice is given under this Agreement (hereinafter referred to as “Existing Contracts”). Specifically, without limitation, if the Company and the Trust so agree to make additional Trust Shares available, the owners of the Existing Contracts will be permitted to reallocate investments in the Trust (as in effect on such date), redeem investments in the Trust, and/or invest in the Trust upon the making of additional purchase payments/premium payments under the Existing Contracts, and the provisions of this Agreement shall continue in effect as to the Existing Contracts until they no longer are invested in Trust Shares.

18.	Notices

Each notice or other communication required or permitted to be made or given by a party pursuant to this Agreement shall be given in writing and delivered by U.S. first class mail or overnight courier, prepaid and addressed, or may be sent by electronic or other communications and to such persons as agreed to by the parties in each case, to:

Nationwide

Nationwide Financial Services, Inc.

One Nationwide Plaza, 5-02-210A

Columbus, Ohio 43215

Attention: VP, Head of Fund Operations

Trust

The Prudential Series Fund

One Corporate Drive

Shelton, CT 06484

Attention: Secretary

Adviser

PGIM Investments LLC

655 Broad Street, 17th Floor

Newark, NJ 07102

Attention: Secretary

Company

Prudential Investment Management Services LLC

655 Broad Street

Newark, NJ 07102

Attention: Secretary

Any party may change its address by notifying the other party(ies) in writing. Notices will be deemed given upon dispatch.

19.	Entire Agreement

This Agreement, together with all contemporaneous exhibits, sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior discussions, representations, and understandings, whether written or oral, between the parties related to the subject of this Agreement.

20.	Assignment

This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any rights, privileges, duties or obligations of the parties may be assigned by any party without the written consent of the other parties (except that a party may assign rights, privileges, duties, or obligations to an affiliate).

21.	Waiver

No term or provision of this Agreement may be waived or modified unless done so in writing (including electronic communication) and signed by the party against whom such waiver or modification is sought to be enforced. Either party’s failure to insist at any time on strict compliance with this Agreement or with any of the terms under this Agreement or any continued course of such conduct on its part will in no event constitute or be considered a waiver by such party of any of its rights or privileges.

22.	Force Majeure

No party to this Agreement will be responsible for delays resulting from acts beyond the reasonable control of such party, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance hereunder as soon as practicable as soon as such causes are avoided, rectified, or removed.

23.	Other Matters

(a)	The section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

(b)	If any portion of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of the Agreement shall not be affected thereby.

(c)

The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies, and obligations, at law or in equity, which the parties to this Agreement are entitled to under state and federal laws.

(d)

Each of the parties acknowledges and agrees that this Agreement and the arrangements described in this Agreement are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

(e)

Except to the extent required by applicable law, no party shall use any other party’s names, logos, trademarks, or service marks, whether registered or unregistered, without the prior consent of such party. Notwithstanding the foregoing, Nationwide may identify the Funds in a listing of funds available as underlying investment options in the Contracts.

(f)	Nothing in this Agreement shall be deemed to create a partnership or joint venture by and among the parties hereto.

(g)	This Agreement may not be amended or modified except by a written amendment, which includes any amendments to the exhibits, executed by all parties to the Agreement.

(h)	Except as expressly set forth herein, no provision of this Agreement is intended or shall be construed to provide or create any rights or benefits in any third party.

Each party hereby represents and warrants to the other that the persons executing this Agreement on its behalf are duly authorized and empowered to execute and deliver the Agreement and that the Agreement constitutes a legal, valid, and binding obligation, and is enforceable in accordance with its terms.

This Agreement may be executed by electronic signature and it may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	Leland W. Cummings
Title:	VP, Head of Fund Operations

THE PRUDENTIAL SERIES FUND

By:	Timothy Cronin
Title:	President

PGIM INVESTMENTS LLC

By:	Timothy Cronin
Title:	Senior Vice President

PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By:	Peter J. Boland
Title:	Senior Vice President, Chief Administrative Officer

EXHIBIT A

NFS SUBSIDIARIES

Subsidiary Life Insurance Companies

Nationwide Life Insurance Company

Nationwide Life and Annuity Insurance Company

Jefferson National Life Insurance Company

Jefferson National Life Insurance Company of New York

Other Subsidiaries

Nationwide Investment Services Corporation

Jefferson National Securities Corporation

Any other existing or future direct or indirect subsidiaries of Nationwide Financial Services, Inc. issuing Variable Accounts, or performing duties or obligations hereunder on behalf of Nationwide, provided that such subsidiary is duly formed, validly existing, and has all necessary licenses.

EXHIBIT B

FUNDS AND COMPENSATION

All current and future funds available for sale through the Variable Accounts, including but not limited to any funds listed below.

Legal Fund Name and/or Share Class	CUSIP	12b-1 Fee (bps)
PSF PGIM 50/50 Balanced Portfolio, a series of The Prudential Series Fund - Class I	74437G755	[***]

PSF PGIM Jennison Blend Portfolio, a series of The Prudential Series Fund - Class I	74437G730	[***]

PSF PGIM Jennison Blend Portfolio, a series of The Prudential Series Fund - Class II	74437G508	[***]

PSF PGIM Flexible Managed Portfolio, a series of The Prudential Series Fund - Class I	74437G714	[***]

PSF Global Portfolio, a series of The Prudential Series Fund - Class I	74437G698	[***]

PSF PGIM Government Income Portfolio, a series of The Prudential Series Fund - Class I	74437G680	[***]

PSF PGIM Government Money Market Portfolio, a series of The Prudential Series Fund - Class I	74437G664	[***]

PSF PGIM High Yield Bond Portfolio, a series of The Prudential Series Fund - Class I	74437G672	[***]

PSF PGIM Jennison Focused Blend Portfolio, a series of The Prudential Series Fund - Class I	74437G797	[***]

PSF PGIM Jennison Focused Blend Portfolio, a series of The Prudential Series Fund - Class II	74437G789	[***]

PSF PGIM Jennison Growth Portfolio, a series of The Prudential Series Fund - Class I	74437G847	[***]

PSF PGIM Jennison Growth Portfolio, a series of The Prudential Series Fund - Class II	74437G839	[***]

PSF Natural Resources Portfolio, a series of The Prudential Series Fund - Class I	74437G656	[***]

PSF Natural Resources Portfolio, a series of The Prudential Series Fund - Class II	74437G854	[***]

PSF PGIM Jennison Value Portfolio, a series of The Prudential Series Fund - Class I	74437G722	[***]

PSF PGIM Jennison Value Portfolio, a series of The Prudential Series Fund - Class II	74437G607	[***]

PSF PGIM Total Return Bond Portfolio, a series of The Prudential Series Fund - Class I	74437G748	[***]

PSF Small-Cap Stock Index Portfolio, a series of The Prudential Series Fund - Class I	74437G649	[***]

PSF International Growth Portfolio, a series of The Prudential Series Fund - Class I	74437G599	[***]

PSF International Growth Portfolio, a series of The Prudential Series Fund - Class II	74437G581	[***]

PSF Mid-Cap Growth Portfolio, a series of The Prudential Series Fund - Class I	74437G573	[***]

Legal Fund Name and/or Share Class	CUSIP	12b-1 Fee (bps)
PSF Mid-Cap Growth Portfolio, a series of The Prudential Series Fund - Class II	74437G565	[***]

PSF Small-Cap Value Portfolio, a series of The Prudential Series Fund - Class I	74437G177	[***]

PSF Stock Index Portfolio, a series of The Prudential Series Fund - Class I	74437G631	[***]

EXHIBIT C

DISTRIBUTION SERVICES

Pursuant to this Agreement, Nationwide’s Broker-Dealers shall perform and incur expenses for distribution and related shareholder services in exchange for 12b-1 Fees, including, but not limited to the following:

1.	Supporting and responding to investment inquiries about the Trust and the Funds from registered representatives, investment advisors, and Contract Owners.

2.	Distributing Fund prospectuses, SAIs, and semi-annual and annual reports to prospective Contract Owners.

3.	Maintaining sales-related electronic information systems and other systems, including but not limited to:

a.	Advisor website and tools

b.	Customer relationship management systems

c.	Producer information data warehouses

d.	All licensing platforms

e.	Sales reporting

4.	Printing and distributing advertising, including but not limited to:

a.	Marketing content to support the acquisition of new Contract Owners

b.	Product illustrations

c.	Sales literature

d.	Customer enrollment materials

e.	Regulatory filings of advertising materials

5.	Furnishing the Company with records of sales, redemptions and repurchases of Shares for marketing/distribution purposes.

6.	Preparing distribution-related reports for the Company as shall reasonably be required by the Company that have been previously agreed upon.

7.	Providing such other distribution services as the Company may reasonably request that have been previously agreed upon.

8.

Bearing expenses associated with the foregoing, as well as expenses associated with compensating broker-dealers selling Contracts that include the Fund(s) as underlying investment options and educating their registered representatives.

9.

Providing office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in Nationwide’s business, or any personnel employed by Nationwide) as reasonably necessary to provide the foregoing services.